                                              Annual Summary of Monthly Certificates
                                                   Year Ending December 31, 2002
                                                             Unaudited

                                                                                              Small
                                                                     Residential          Commercial
                                                                      Customers             Customers              Total
                                                                      ---------             ---------              -----

 Kilowatt hours of electricity billed                                24,379,011,901        4,441,623,192        28,820,635,093
 FTA Charged per kilowatt hour (Jan. - Dec. 2002)                            1.222(cent)          1.292(cent)              N/A
 Billed FTA Charges                                                    $297,911,525          $57,385,772          $355,297,297

 Estimated FTA Payments                                                $296,421,968          $57,156,229          $353,578,197

 Estimated Write-off                                                     $1,489,557             $229,543            $1,719,100
 Remittance Shortfall - increased payment                                  $561,110              $71,332              $632,442
     to the Collection Account
 Excess Remittance - reduced payment                                        $18,958               $5,071               $24,029
     to the Collection Account
 Net Write-off                                                           $2,031,709             $295,804            $2,327,513

 FTA Payments estimated to have been                                   $294,090,194          $56,637,466          $350,727,660
     received by the Servicer
 Remittance Shortfall - increased payment                                  $561,110              $71,332              $632,442
     to the Collection Account
 Excess Remittance - reduced payment                                        $18,958               $5,071               $24,029
     to the Collection Account
 Aggregate Remittance to Collection Account                            $294,632,346          $56,703,727          $351,336,073